UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 29, 2010 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 29, 2010, Heska Corporation, or Heska, received a letter from the Staff of The NASDAQ Stock Market Listing Qualifications Department indicating that Heska has not regained compliance with NASDAQ’s minimum bid requirements and will be delisted, unless Heska appeals the Staff’s determination.  Heska intends to appeal the determination and requested on August 3, 2010 a hearing for that purpose with NASDAQ.

Heska was initially notified on October 20, 2008 that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with applicable listing rules for continued listing on The NASDAQ Stock Market. Heska was provided 180 calendar days, or until April 13, 2009, to regain compliance.  NASDAQ suspended the enforcement, however, of the minimum bid price requirement from October 16, 2008 through July 31, 2009, resulting in Heska having until January 29, 2010 to regain compliance.  On January 29, 2010, Heska met all the initial inclusion criteria for the NASDAQ Capital Market  set forth in applicable rules of that market other than for the bid price. In accordance with other applicable NASDAQ rules, Heska was provided an additional 180 calendar day compliance period, or until July 28, 2010, to regain compliance with the minimum $1.00 bid price per share requirement.

Heska had not regained compliance with the minimum bid price per share requirement by such date and, as a result, its securities are subject to delisting from the Capital Market. Unless Heska requests an appeal of this determination, trading of Heska’s common stock will be suspended at the opening of business on August 9, 2010.  The letter indicated that if Heska requests a hearing to appeal the determination by August 5, 2010, the suspension will be stayed.

Heska has requested a hearing to appeal the determination and accordingly the company’s common stock is expected to continue to be traded on the Capital Market pending the conclusion of the appeal process. NASDAQ has informed Heska that, historically, a near-term reverse stock split has been viewed as the only definitive plan acceptable to resolve a bid price deficiency. Heska’s Board of Directors has authorized the company to pursue a near-term reverse stock split, which will require the affirmative vote of a majority of Heska’s stockholders.  There is no assurance that Heska will be successful in its appeal or that it will obtain necessary shareholder approval for the reverse stock split and will remain listed on Nasdaq.

Forward-Looking Statements
This report contains forward-looking statements regarding Heska.  These statements are based on current expectations and are subject to a number of risks and uncertainties. Factors that could affect the business and financial results of Heska generally include the following: uncertainties related to the performance of third parties to whom Heska has granted substantial marketing rights including, but not limited to, Schering-Plough Animal Health Corporation; risks related to obtaining regulatory approval to authorize shipment of Heska’s cattle vaccines; risks related to Heska’s ability to maintain its listing on the NASDAQ Capital Market; uncertainties related to Heska’s ability to market and sell its products successfully and economically; uncertainties related to Heska’s ability to generate profits and cash flow in future periods; uncertainties related to the future success of Heska’s efforts to prevent the production of  non-compliant products in its OVP segment; risks related to Heska’s reliance on third-party suppliers, which is significant; competition;  uncertainties related to Heska’s ability to maintain all regulatory compliance required to continue to manufacture and sell vaccines and pharmaceuticals; uncertainties related to the impact of transfer restrictions on Heska’s stock, which were approved by Heska stockholders at Heska’s Annual Meeting of Stockholders on May 4, 2010; and the risks set forth in Heska’s filings and future filings with the Securities and Exchange Commission, including those set forth in Heska’s Annual Report for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION a Delaware corporation

Dated: August 3, 2010	By: /s/Jason A. Napolitano JASON A. NAPOLITANO Executive Vice President and Chief Financial Officer